UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2010

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On December 16, 2010, Home Federal Bancorp, Inc. of Louisiana (the “Company”), the holding company for Home Federal Bank, announced that the Company’s Plan of Conversion and Reorganization was approved by the members of Home Federal Mutual Holding Company of Louisiana (the “MHC”) and the shareholders of the Company at separate meetings held on December 15, 2010.

The Company also announced that the new holding company has received orders to purchase common stock sufficient to complete the offering being conducted in connection with the second-step conversion of the MHC.  A total of 1,945,220 shares of common stock, above the midpoint of the offering range, will be sold in the subscription, community and syndicated community offerings at $10.00 per share.  A total of 1,346,942 shares were sold in the subscription and community offerings, including 116,713 shares to be purchased by Home Federal Bank Employee Stock Ownership Plan, and 598,278 shares were sold in the syndicated community offering.  The conversion and offering are expected to be completed on December 22, 2010.

A copy of the press release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press release dated December 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: December 21, 2010	By:	/s/ Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 16, 2010